UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2019

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Hurco Companies, Inc. (the “Company”) held its Annual Meeting of Shareholders on March 14, 2019. The shareholders:

•	elected all ten of the Company’s nominees for director to serve until the next Annual Meeting of Shareholders;
•	approved, on an advisory basis, the compensation for the Company’s named executive officers as disclosed in the proxy statement for the 2019 Annual Meeting; and
•	ratified the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2019.

Shares were voted on these proposals as follows:

	Number of Votes FOR	Number of Votes WITHHELD	Broker Non- Votes	Abstentions
Election of Directors:
Thomas A. Aaro	5,285,424	48,897	832,021	N/A
Robert W. Cruickshank	5,231,041	103,280	832,021	N/A
Michael Doar	5,252,728	81,593	832,021	N/A
Cynthia Dubin	5,287,702	46,619	832,021	N/A
Timothy J. Gardner	5,285,324	48,997	832,021	N/A
Jay C. Longbottom	5,285,624	48,697	832,021	N/A
Andrew Niner	5,280,355	53,966	832,021	N/A
Richard Porter	5,281,565	52,756	832,021	N/A
Janaki Sivanesan	5,277,923	56,398	832,021	N/A
Gregory Volovic	5,231,602	102,719	832,021	N/A

	For	Against	Broker Non- Votes	Abstentions
Advisory vote to approve executive compensation:	5,102,904	129,501	832,021	101,916

	For	Against	Broker Non- Votes	Abstentions
Ratification of appointment of public accounting firm:	6,002,942	147,177	--	16,223

Item 7.01	Regulation FD Disclosure.

The Company’s press release issued on March 15, 2019 announced the payment of a cash dividend of $0.12 per share of common stock. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Index

99.1	Press release of Hurco Companies, Inc. dated March 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2019

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Sonja K. McClelland,
Executive Vice President, Secretary, Treasurer
and Chief Financial Officer